UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 24, 2020

Date of Report (Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-066764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY	11101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 628-6200

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IFMK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 24, 2020, iFresh Inc. (the “Company”) consummated the transactions contemplated by the Purchase Agreement (the “Acquisition Agreement”) entered into with Zhang Fei and Liu Meng (collectively, the “Sellers”) and Jiuxiang Blue Sky Technology (Beijing) Co., Ltd. ( the “Target”), pursuant to which the Company acquired 100% equity interests in the Target in exchange for the issuance in the aggregate of 5,036,298 shares of common stock of the Company and 1,000 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) to the Sellers, resulting in Target becoming an indirect wholly-owned subsidiary of the Company.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 2.01, on August 24, 2020, the Company issued in the aggregate of 5,036,298 shares of common stock of the Company and 1,000 shares of the Company’s Series C Convertible Preferred Stock to the Sellers. The common stock and Series C Preferred Stock was issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure relating to the filing of a certificate of designation creating the Series C Preferred Stock is incorporated by reference from Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation for Series C Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2020

iFRESH, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chief Executive Officer

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